UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
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Career Education Corporation
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[The following press release was issued by Career Education Corporation on April 10, 2006.]

CEO TELLS STOCKHOLDERS THAT CAREER EDUCATION IS

BUILDING STRONG MOMENTUM TO BE BEST-IN-CLASS

Solid Progress on Corporate Governance, Legal and Regulatory Issues;

Sustained, Strong Financial Performance

HOFFMAN ESTATES, IL, APRIL 10, 2006 – Career Education Corporation (NASDAQ: CECO) distributed a letter to stockholders today highlighting the company’s achievements in 2005 and asking for their support in the weeks leading up to and beyond the May 18 annual meeting of stockholders.

In his letter to stockholders, Chairman and CEO Jack Larson outlines Career Education’s strong financial performance and the solid progress the company has made on a number of fronts, including enhancing corporate governance policies and practices, adding three independent members to the Board of Directors, achieving favorable rulings on two pending legal matters, and making positive progress on regulatory issues. A complete text of the letter follows and can also be found on the company’s website, www.careered.com.

April 10, 2006

Dear Fellow Stockholder:

The priority of your Board and management continues to be generating enhanced value for Career Education Corporation, our stockholders, our students, and all the communities our company serves. Consistent with this priority, Career Education has developed a sound business strategy designed to help us grow and become best-in-class for service and compliance in our industry, move forward with strong competitive advantages in our markets, and benefit our students, employees and, in turn, stockholders.

Our plan for the future includes high-quality, well-targeted growth and a focus on return on investment. We have worked hard to position ourselves for future success through innovation in our business models; through the flexibility and student-focus of our online, on-ground, and planned hybrid offerings; and through new programs and new locations. Our strategy for the future also includes the continued strengthening of our compliance-related processes and infrastructure and our demonstrated commitment to sound corporate governance and to quality in education.

Over the past year, we have taken important steps to maintain and strengthen our company’s growth trajectory and enhance corporate governance, while continuing to generate stockholder value. Since we became a public company in 1998, this focus on achievement has enabled us to reward stockholders who believe that the for-profit education industry is an excellent, long-term investment opportunity. We are committed to generating value for our stockholders and hope that you will continue to support us in 2006 and in the years ahead.

We are performance driven and fiscally fit. In 2005 we achieved record highs in revenues, cash flow and earnings, even as we strengthened our balance sheet and repurchased $200 million in common stock. Revenue was up 18 percent versus 2004, income from operations increased 27 percent, and our operating profit margin increased 120 basis points. Evidence shows that our strategy is working and continues to be sound.

We are pleased to report good progress on the legal and regulatory fronts. Most significantly, the staff of the Midwest Regional Office of the Securities and Exchange Commission notified us that it intends to recommend to the SEC that it terminate its investigation of the company and that no enforcement action be taken against the company. Recommendations by the SEC staff do not constitute final action by the SEC, as the SEC thereafter makes its own determination as to whether to follow the recommendations of the SEC staff.

We also continue to move closer toward successful resolution of securities class action litigation. Recently, the United States District Court for the Northern District of Illinois granted for a second time the company’s motion to dismiss a class action against the company and certain of its current officers, holding that the plaintiffs once again failed to plead a violation of securities laws. The plaintiff has one more opportunity to file a third amended complaint by April 17, 2006.

In addition, a trial judge recently ruled that the California Bureau for Private Postsecondary Vocational Education had improperly issued the company’s Brooks Institute of Photography a Notice of Conditional Approval to Operate, and that the Notice is invalid.

Progress is also being made on addressing certain issues that have arisen in the area of accreditation. In December of 2005, American InterContinental University (AIU) was notified that its accrediting body, the Commission on Colleges of the Southern Association of Colleges and Schools (COC), had placed AIU on probation. The University is committed to addressing the COC’s recommendations, and initiatives to enhance AIU’s core competencies are already underway in a number of areas, including its faculty and education programs, its academic leadership, its student complaint process, admissions and marketing initiatives, and its standards of integrity as an accredited institution. A third-party assessment of AIU’s marketing and admissions process has just been completed, and AIU will start to roll out recommended changes. After additional third-party assessments and monitoring over the next six months, the COC will once again review AIU.

We recognize that measures of our success include how well we serve our students, our financial performance, our relationships with our industry and financial regulators and the ethical and compliance standards to which we hold ourselves. We continue to work hard to address challenges and to strengthen our performance in each of these areas.

An area of intense focus for us has been corporate governance. As a result, we have adopted the following progressive corporate governance initiatives over the past year:

•                  increased your Board’s size from seven to nine members, including seven independent directors under SEC and NASDAQ rules

•                  terminated our shareholder rights plan

•                  implemented minimum stock ownership guidelines for senior management and Board members

•                  implemented mandatory continuing education for all Board members

•                  developed a policy requiring approval for Board members to serve on other outside Boards

•                  adopted majority voting for the election of directors into our by-laws

In addition, we will be proposing to you the following at our annual stockholders’ meeting:

•                  a phased declassification of the Board

•                  the ability for stockholders to call special meetings with a two-thirds affirmative vote

We want to thank all of you for relaying to us the various changes you wanted in our governance policies and practices. In its most recent Corporate Governance Quotient rankings, Institutional Shareholder Services (ISS), a leading stockholder advisory firm, ranked Career Education Corporation as being in the top 20 percent of our peer group in terms of governance practices.

We have also added three highly qualified and experienced independent directors to your Board’s composition in the past few months. Our current Board members have strong track records in running businesses, deep experience in the education field—or both. They also have knowledge of our company and our industry, the respect of the educational and/or business community, and a strong commitment to the future of our company.

Our capable leadership team has a plan to ensure the future success of our company. It includes a strong focus on return on investment, targeted market expansion, and a student-focused, compliance-oriented company culture. We will be mailing our proxy statement to you shortly, and we look forward to counting on your support in the weeks leading up to our May 18 annual meeting of stockholders, and in the months and years to come.

Sincerely,

/s/ John M. Larson

John M. Larson

Chairman, President and Chief Executive Officer

Important Information

Career Education Corporation filed a preliminary Proxy Statement with the Securities and Exchange Commission (the “SEC”) on April 5, 2006 and plans to file with the SEC and mail to its stockholders a definitive Proxy Statement in connection with its 2006 Annual Meeting. Career Education Corporation advises its security holders to read the Proxy Statement relating to the 2006 Annual Meeting when it becomes available because it will contain important information. Security holders may obtain a free copy of the Proxy Statement and any other relevant documents (when available) that Career Education Corporation files with the SEC at the SEC’s web site at http://www.sec.gov. The Proxy Statement and these other documents may also be obtained free from Career Education Corporation by directing a request to Career Education Corporation, ATTN: Investor Relations, 2895 Greenspoint Parkway, Suite 600, Hoffman Estates, IL 60195, or to Georgeson Shareholder Communications Inc. by toll-free telephone at (888) 206-5970, or by mail at 17 State Street, 10th Floor, New York, NY 10004.

Certain Information Regarding Participants

Career Education Corporation, its directors and certain of its officers may be deemed to be participants in the solicitation of Career Education Corporation’s security holders in connection with its 2006 Annual Meeting. Security holders may obtain information regarding the names, affiliations and interests of such individuals in Career Education Corporation’s preliminary Proxy Statement filed with the SEC on April 5, 2006, a copy of which may be obtained as described in the above paragraph.

[End of press release]

Career Education is an industry leader whose gold-standard brands are recognized globally. Those brands include, among others, the Le Cordon Bleu schools of North America; the Harrington School of Design; the Brooks Institute of Photography; the Katharine Gibbs schools; American InterContinental University; Colorado Technical University and Sanford Brown. The mission of CEC, through its schools, its educators, and its employees is education—their primary goal, to enable students to graduate successfully and pursue rewarding careers.

For more information see www.careered.com. The company’s website also has a detailed listing of individual campus locations and web links for its 80-plus colleges, schools and universities.

Except for the historical and present factual information contained herein, the matters set forth in this release, including statements identified by words such as “anticipate,” “believe,” “plan,” “expect,” “intend,” “project,” “will,” and similar expressions, are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on information currently available to us and are subject to various risks, uncertainties, and other factors, that could cause our actual growth, results of operations, performance and business prospects, and opportunities to differ materially from those expressed in, or implied by, these statements. Except as expressly required by federal securities laws, we undertake no obligation to update such factors or to publicly announce the results of any of the forward-looking statements contained herein to reflect future events, developments, or changed circumstances, or for any other reason. These risks and uncertainties, the outcome of which could materially and adversely affect our financial condition and operations, include, but are not limited to, the following: risks related to our ability to comply with, and the impact of changes in, legislation and regulations that affect our ability to participate in student financial aid programs; costs, risks and effects of legal and administrative proceedings and investigations and governmental regulations, including the pending Securities and Exchange Commission and Justice Department investigations and, class action, derivative, and other lawsuits; risks related to our ability to comply with accrediting agency requirements or obtain accrediting agency approvals; costs and difficulties related to the integration of acquired businesses; risks related to our ability to manage and continue growth; future financial and operational results; risks related to competition, general economic conditions, and other risk factors relating to our industry and business, and the factors discussed in our Annual Report on Form 10-K for the year ended December 31, 2005, and from time to time in our other reports filed with the Securities and Exchange Commission.